FOR IMMEDIATE RELEASE
Contact: Nick Zangari	Media Contact: Tonya Abeln
(502) 394-1157	(502) 386-1742
Nick.Zangari@kyderby.com	Tonya.Abeln@kyderby.com

Churchill Downs Incorporated Announces Retirement of Austin Miller, Names Maureen Adams Senior Vice President of Gaming Operations and Ryan Jordan Senior Vice President of Real Estate Development

LOUISVILLE, KY., (February 10, 2022) – Churchill Downs Incorporated (“CDI” or the “Company”) (Nasdaq: CHDN) announced today that Austin Miller will retire effective March 1, 2022, after eight years as Senior Vice President of Gaming Operations with the Company.
Miller’s 15-year tenure with CDI started as President of Fair Grounds Race Course & Slots in New Orleans, Louisiana, where he led the design, construction and opening of the Company’s first casino gaming operation. In 2010, Miller was named President of Calder Casino in Miami Gardens, Florida, before transitioning to CDI’s corporate headquarters in Louisville, Kentucky, in 2013.
“Austin has been central to the growth and evolution of CDI over the years,” said Bill Mudd, President and Chief Operating Officer of CDI. “His bold and creative vision for the Company’s gaming properties will have an enduring impact. I am grateful for his leadership during a transformative time and wish him nothing but the best in his retirement.”
CDI has promoted Maureen Adams to fill Miller’s role as Senior Vice President of Gaming Operations. Since 2019, Adams has served the Company as Vice President of Gaming Operations where she oversaw the day-to-day operation of eight gaming properties as well as the centralized marketing and analysis department. Adams’ career with CDI spans eight years and includes time as President and General Manager of Calder Casino in Miami Gardens, Florida.
“Maureen brings over 25 years of gaming experience in finance, marketing, operations and leadership in 10 different states and 2 countries to this important role,” said Mudd. “Not only does she bring a proven track record of success, Maureen has a keen aptitude for inspiring and developing her team to achieve both their personal and professional goals.”
Maureen’s professional career includes 15 years with Caesars Entertainment where she held a variety of senior positions in Finance, Marketing/Sales and Operations. Maureen holds a Bachelor’s degree in business administration and accounting from Richard Stockton University, an MBA from Rutgers University and has a certificate in International General Management from Harvard Business School.
CDI also announced the promotion of Ryan Jordan to Senior Vice President of Real Estate Development where his responsibilities will include strategic planning at existing properties as well as the leadership of design and construction for new properties across the Company. Jordan joined CDI in 2009 as Vice President of Operations for Churchill Downs Entertainment Group and was later named General Manager of Churchill Downs Racetrack.

“Ryan is the ideal candidate to lead the development of new properties across our portfolio,” said Mudd. “Throughout his 12-year career with the Company he has successfully and consistently executed complex large-scale projects with a focus on operations, hospitality and entertainment.”
Prior to joining CDI, Jordan worked for the PGA of America as the Championship Director of the PGA Championship. He holds a Bachelor’s degree in business management from North Carolina State University and an MBA from the University of Louisville.
These internal promotions are effective immediately.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three pari-mutuel gaming entertainment venues with approximately 3,050 historical racing machines in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing, sports and iGaming in the U.S. and we have nine retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in nine states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; loss of key or highly skilled personnel; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; inability to successfully expand our TwinSpires Sports and Casino business and effectively compete; inability to identify and complete expansion, acquisition or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including fluctuations in market values and environmental regulations; reliance on our technology services and catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; and increase in our insurance costs, or obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.